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                                                              Exhibit 10.25

PSINET CORPORATE PERFORMANCE BONUS PLAN

The following represents a summary of the 1996 PSINet Corporate Performance
         Bonus Plan:

Amount: between 0 and 10% of gross PAID salary from July 1 through December 31,
         1996.

Eligibility: All PSINet Inc. US-based employees (not including Inside Sales,
         Outside Sales, Consumer Wholesale Sales or Corporate Technical Support--which have separate performance bonus plans or InterCon Systems Corporation employees)

Measurement:

    -  U.S. Revenue.

    -  Number of U.S. Corporate Customers.

    -  Number of U.S. Wholesale Consumer Customers.

    -  U.S. Retention Rate.

    -  Consolidated Cash, cash equivalents and short-term.